EXHIBIT 2.1
                                                                     -----------

                                   BIW LIMITED
                                230 Beaver Street
                           Ansonia, Connecticut 06401
                                 (203) 735-1888


                                                           August 7, 2007


South Central Connecticut Regional Water Authority
90 Sargent Drive
New Haven, CT  06511-5966
Attn:  David Silverstone, President

     RE: CLARIFICATION AND WAIVER OF CERTAIN PROVISIONS OF AGREEMENT AND PLAN OF
         MERGER DATED AS OF JUNE 29, 2007 ("AGREEMENT")

Dear Mr. Silverstone:

     Reference is hereby made to the Agreement by and among BIW Limited ("BIW"), South Central Connecticut Regional Water Authority ("RWA") and RWA21, Ltd. ("Merger Sub"). Unless otherwise provided, capitalized terms set forth therein shall have the meanings ascribed to them in the Agreement. The parties to the Agreement hereby agree to clarify and waive certain provisions of the Agreement as follows:

     1. Required Vote. Notwithstanding anything to the contrary contained in the Agreement, the defined term "Required Atlantis Vote" shall mean the affirmative vote of the holders of a majority of the outstanding shares of Atlantis Common Stock.

     2. Opinion of Atlantis Financial Advisor. Notwithstanding the language contained in Section 3.1(u) of the Agreement, the opinion of Carter Capital Corporation shall only address the fairness of the Merger Consideration, from a financial point of view, to the shareholders of Atlantis, not to Atlantis itself.

     3. No Other Changes. Except as expressly provided by this letter agreement, the terms and conditions of the Agreement shall continue to govern the respective rights and obligations of the parties hereto.


                            [SIGNATURE PAGE FOLLOWS.]

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South Central Connecticut Regional Water Authority
August 7, 2007
Page 2 of 2


     Kindly indicate your agreement with the above by signing in the space indicated below.

                                        Very truly yours,

                                        BIW Limited


                                        By: /S/ BETSY HENLEY-COHN
                                            ---------------------------
                                            Betsy Henley-Cohn
                                            Chair of the Board of Directors and
                                            Chief Executive Officer


Accepted and Approved:
RWA21 Ltd.


By: /S/ DAVID SILVERSTONE
    ---------------------------
    David Silverstone
    Its President and Chief Executive Officer


South Central Connecticut Regional Water Authority


By: /S/ DAVID SILVERSTONE
    ---------------------------
    David Silverstone
    Its President and Chief Executive Officer